Exhibit 99.1

NEWS RELEASE

Travelers Announces Alan D. Schnitzer Will Succeed Jay S. Fishman as CEO, Effective December 1, 2015

Fishman to Become Executive Chairman

NEW YORK, August 4, 2015 — The Travelers Companies, Inc. (NYSE: TRV) today announced that Alan D. Schnitzer will succeed Jay S. Fishman as Chief Executive Officer, effective December 1, 2015, and has been appointed to the company’s Board of Directors, effective the same date. Fishman will become Executive Chairman following Schnitzer’s assumption of the CEO role.

Schnitzer, 49, is Chief Executive Officer of Travelers’ Business and International Insurance, the company’s largest business segment. Previously, he headed the company’s Financial, Professional and International Insurance segment. In addition to his business line responsibilities, Schnitzer oversees Travelers’ Field Management, Corporate Communications and Public Policy organizations.

John H. Dasburg, Lead Director, said, “We are very fortunate to have a proven leader in Alan, with demonstrated readiness to lead the company. He has made exceptional contributions to Travelers’ success, and the Board has complete confidence in his ability to lead the company forward.”

Dasburg continued, “We are also very pleased that Jay has committed to stay with us as part of the senior leadership team in the new role of Executive Chairman. It is a pleasure and a privilege to continue to work with him as a member of management and our Board.”

Fishman said, “Alan is the ideal executive to lead Travelers into its next chapter. He has earned the respect of the Board, our people and the agent and broker communities for his judgment, deep understanding of our business and strong leadership. He has led several of our market-leading businesses and repositioned our International business, including spearheading important acquisitions in Canada and Brazil.”

Fishman continued, “Alan is well prepared to build on our strong record, and the Board and I agree that it is the right time to appoint a new leader. While the physical symptoms of my neuromuscular condition continue to progress, I am committed to actively engage as our Executive Chairman and am pleased to continue supporting Alan and the rest of our outstanding senior team.”

Schnitzer said, “It is an honor and a privilege to have the opportunity to lead this outstanding organization with my partners — Brian MacLean, Jay Benet, Bill Heyman and Doreen Spadorcia. We are also very pleased to continue to work closely with Jay Fishman, who is an invaluable resource and colleague. We have executed a successful strategy for creating shareholder value, and I look forward to our building on that success.”

Brian MacLean, who will remain President and Chief Operating Officer and report to Schnitzer, will also assume direct responsibility for the Business and International Insurance segment in addition to all of his current responsibilities.

Schnitzer joined Travelers in April 2007. He serves on the U.S. Securities and Exchange Commission’s Investor Advisory Committee created under the Dodd-Frank Act and the Advisory Board for the University of Pennsylvania’s Institute for Urban Research. Schnitzer is a member of the Council on Foreign Relations and serves on the Board of Directors of the Connecticut Council for Education Reform. He is also a member of the Metropolitan Museum of Art’s Business Committee. Schnitzer received his undergraduate degree from The Wharton School of the University of Pennsylvania in finance and accounting and his J.D. from Columbia Law School.

Conference Call

Travelers management will discuss the contents of this release at 5:30 p.m. Eastern (4:30 p.m. Central) on Tuesday, August 4, 2015. Investors can access the call via webcast at http://investor.travelers.com or by dialing 1-888-317-6003 within the U.S. and 1-412-317-6061 outside the U.S. (use passcode 2492839 for both the U.S. and international calls). Following the live event, an audio playback of the webcast will be available at the same website. An audio playback can also be accessed by phone at 1-877-344-7529 within the U.S. and 1-412-317-0088 outside the U.S. (use reservation 10070516 for both the U.S. and international calls).

About Travelers

The Travelers Companies, Inc. (NYSE: TRV) is a leading provider of property casualty insurance for auto, home and business. A component of the Dow Jones Industrial Average, Travelers has approximately 30,000 employees and generated revenues of approximately $27 billion in 2014. For more information, visit www.travelers.com.

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Forward-Looking Statement

All statements in this press release, other than statements of historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results of matters addressed in these forward-looking statements involve risks and uncertainties and may differ substantially from those expressed or implied. Some of the factors that could cause actual results to differ are discussed under the heading “Risk Factors” in the company’s most recent Form 10-K and Form 10-Q. The forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements.

Media:
Patrick Linehan, 917-778-6267
plinehan@travelers.com

Investors:
Gabriella Nawi, 917-778-6844
gnawi@travelers.com